UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-20685	88-0344658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02 – Termination of a Material Definitive Agreement.

On November 17, 2006, Timothy F. Lockinger, the Chief Financial Officer (“CFO”), Secretary and Treasurer of American Wagering, Inc. (the “Company”) and a member of the Company’s board of directors (the “Board”), gave 30 days’ notice to the Company that he is terminating his June 28, 2002 Executive Employment Agreement with the Company (the “Agreement”).

The Agreement had a scheduled expiration date of January 31, 2009 and provided for, among other things, a current annual base salary of $150,000, an annual performance bonus equal to 2% of the Company’s pre-tax earnings, Company contributions to a profit-sharing or retirement plan of not less than 4% of Mr. Lockinger’s base salary, health insurance coverage, use of a Company-provided automobile, and participation in benefit plans that are available to Company officers and employees generally.

Mr. Lockinger’s notice stated that he is terminating the Agreement for “Good Reason,” which would entitle him to, among other things, a payment equal to three times his current base salary (which would amount to $450,000), continuation of his health and welfare benefits (including insurance coverage) through the end of the 30th month following termination, and other benefits as may be provided in other applicable plans and programs of the Company.

The Company believes that Mr. Lockinger’s claim of termination for Good Reason is without merit and, therefore, he is not entitled to the termination payments and benefits that he has requested or any other severance compensation.

The Agreement is described in further detail in Item 10 (Executive Compensation) of the Company’s Form 10-KSB for the fiscal year ended January 31, 2006. A copy of the Agreement is in Exhibit 10.2 to the Company’s Form 10-QSB for the fiscal quarter ended July 31, 2006.

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As reported in Item 1.02 of this Form 8-K, on November 17, 2006, Timothy F. Lockinger, the Company’s CFO, Secretary and Treasurer and a member of the Board, notified the Company that he is terminating his employment with the Company, effective 30 days from the notification date. Mr. Lockinger’s termination notice was not clear on whether he is also terminating his position as a Board member. The Company will seek clarification from Mr. Lockinger on that issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006

AMERICAN WAGERING, INC.

/s/ Victor J. Salerno
Name: Victor J. Salerno
Title: President and Chief Executive Officer